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                                  AMENDMENT TO

                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated as of July 1, 1998, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation; The Union Central Life Insurance Company, an Ohio life insurance company; and Ameritas Investment Corp. (formerly, Carillon Investments, Inc.), is hereby amended as follows:

     WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. and all references to A I M Distributors, Inc. will hereby be deleted and replaced with Invesco Aim Distributors, Inc.; and

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

Series I and II shares
AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Health Care Fund
AIM V.I. Global Real Estate Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

-    Qualified Retirement Plan or Government Plan Account

-    Carillon Account

-    Carillon Life Account

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

-    ESP ("Employee Savings Plan")
     Allocated Group Annuity Policy
     Policy Form Nos. UC64347 and UC64342

-    Union Central Variable Annuity I - Contract No. UC8134

-    Union Central Variable Annuity II - Contract No. UC8137

-    Union Central Variable Annuity II SA - Contract No. UC8137

-    Union Central Variable Annuity III - Contract No. 8138

-    Union Central Excel Accumulator Variable Universal Life - Contract No. 8707

-    Union Central Excel Choice Variable Universal Life - Contract No. 8703

-    Union Central Executive Edge Variable Universal Life - Contract No. 8703

-    Union Central Excel Performance VUL - Contract No. 8713


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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: November 3, 2008

AIM VARIABLE INSURANCE FUNDS


By: /s/ John M. Zerr
    ---------------------------------
Name: John M. Zerr
Title: Senior Vice President


INVESCO AIM DISTRIBUTORS, INC.

By: /s/ John S. Cooper
    ---------------------------------
Name: John S. Cooper
Title: President


THE UNION CENTRAL LIFE INSURANCE COMPANY


By: /s/ Angelo de Jesus
    ---------------------------------
Name: Angelo de Jesus
Title: Second Vice President


AMERITAS INVESTMENT CORP.
(FORMERLY, CARILLON INVESTMENTS, INC.)


By: /s/ Cheryl L. Heilman
    ---------------------------------
Name: Cheryl L. Heilman
Title: Vice President & COO


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